Exhibit 10.2

AMENDMENT TO
INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made effective as of August 1, 2023, by and between Project Energy Reimagined Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of October 28, 2021 (the “Trust Agreement”), by and between the parties hereto. Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

WHEREAS, a total of $263,776,600 of the gross proceeds of the Offering and sale of the Private Placement Warrants was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to commence liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), only after and promptly after (x) receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) upon the date which is the later of (i) 18 months after the closing of the Offering (or 21 months after the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 18 months after the closing of the Offering but has not completed its initial Business Combination within such 18-month period) and (ii) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (the “Articles”) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached to the Trust Agreement as Exhibit B and the Property in the Trust Account shall be distributed to the Public Shareholders of record as of such date;

WHEREAS, Section 6(c) of the Trust Agreement provides that Section 1(i) the Trust Agreement may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company, voting together as a single class (the “Consent of the Shareholders”);

WHEREAS, at an extraordinary general meeting of shareholders held on or prior to the date hereof (the “Extraordinary General Meeting”), the Company obtained the Consent of the Shareholders to approve this Amendment;

WHEREAS, at the Extraordinary General Meeting, the shareholders of the Company also voted to approve certain amendments to the Articles in accordance with the terms of the Articles (as amended, and as may be further amended from time to time, the “Amended Articles”); and

WHEREAS, each of the Company and Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Amendments to the Trust Agreement.

(a)       Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Chief Operating

Officer or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) the Termination Date (as defined in the Company’s amended and restated memorandum and articles of association) and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;”

(b)       Exhibit B of the Trust Agreement is hereby amended and restated in its entirety as set forth in Exhibit B to this Amendment.

2.             References.

(a)       All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the effective date of the Trust Agreement (as amended hereby) and terms of similar import shall in all instances continue to refer to October 28, 2021.

(b)       All references to the “amended and restated memorandum and articles of association” in the Trust Agreement and terms of similar import shall mean the Amended Articles.

3.             Miscellaneous Provisions.

3.1.      Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2.      Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3.      Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4.     Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5.      Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6       Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

By:	/s/ Srinath Narayanan
Name:	Srinath Narayanan
Title:	Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Project Energy Reimagined Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 28, 2021 (as amended, the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a target business (the “Business Combination”) within the time frame specified in the Company’s amended and restated memorandum and articles of association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Shareholders. The Company has selected _________, 20__ as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the paying agent of record and, in your separate capacity as paying agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the amended and restated memorandum and articles of association of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Project Energy Reimagined Acquisition Corp.

By:
Name:
Title:

cc:	J.P. Morgan Securities LLC
BofA Securities, Inc.